Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-223921) and Form S-8 (No. 333-212383, 333-118659, 333-163843, 333-181715 and 333-188801) of Crown Castle International Corp. of our report dated March 10, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 10, 2020